                                                                Exhibit 8(a)
[MERRILL LYNCH LIFE INSURANCE COMPANY]




                                    CONSENT




I hereby consent to the reference to my name under the heading "Legal Matters" in the prospectus included in Post-Effective Amendment No. 6 to the Registration Statement on Form S-6 for certain variable life insurance contracts issued through Merrill Lynch Variable Life Separate Account of Merrill Lynch Life Insurance Company (File No. 33-41830).



                              /s/ Barry G. Skolnick
                              -----------------------------------------
                              Barry G. Skolnick, Esq.
                              Senior Vice President and General Counsel




April 23, 1997